UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2022

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement

On April 12, 2022, ALJ Regional Holdings, Inc. (the “Company”), Phoenix Color Corp. (“Phoenix”) and LSC Communications Book LLC (“Lakeside”) entered into that certain Amendment to Stock Purchase Agreement (the “SPA Amendment”), which amended that certain Stock Purchase Agreement, dated February 3, 2022 (the “Original Stock Purchase Agreement,” and as amended by the SPA Amendment, the “Stock Purchase Agreement”), by and among the Company, Phoenix and Lakeside. The SPA Amendment amended certain definitions relating to closing indebtedness adjustments to true-up cash held at Phoenix at the closing of the Phoenix Color Sale (as defined below).

The foregoing description of the SPA Amendment does not purport to be complete and is qualified in its entirety by reference to the SPA Amendment, a copy of which is filed as Exhibit 2.2 hereto and incorporated herein by reference

Novation and Restrictive Covenants Agreement

On April 13, 2022, in connection with the closing of the Phoenix Color Sale, the Company, Phoenix and Marc Reisch entered into that certain Novation and Restrictive Covenants Agreement (the “Novation Agreement”), pursuant to which Phoenix assigned, and the Company assumed, all of Phoenix’s rights, duties and obligations under that certain existing employment agreement, dated December 17, 2021 (the “Reisch Employment Agreement”), by and between Phoenix and Mr. Reisch. In connection with the Novation Agreement, and as a result of the benefits accruing to Mr. Reisch as a result thereof, Mr. Reisch released and discharged Phoenix from all obligations under the Reisch Employment Agreement, consented to the Company assuming such obligations, and provided a general release of Phoenix and its affiliates or subsidiaries from claims relating to the Reisch Employment Agreement and Mr. Reisch’s employment with Phoenix, excluding any claims for accrued but unpaid compensation.

The foregoing description of the Novation Agreement does not purport to be complete and is qualified in its entirety by reference to the Novation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and to the Reisch Employment Agreement, which was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on December 20, 2021.

Reisch Sale Bonus Release Agreement

On April 13, 2022, in connection with the entry into the Novation Agreement, the Company and Marc Reisch entered into that certain Sale Bonus Release Agreement (the “Reisch Release Agreement”), pursuant to which the Company agreed to pay to Mr. Reisch a bonus payment in the amount of $1.7 million, less any applicable federal, state and local tax and other withholdings (the “Reisch Sale Bonus”), in full settlement and satisfaction of Mr. Reisch’s rights under Sections 3.3 and 3.5 of the Reisch Employment Agreement (the “Reisch Bonus Provisions”) assumed by the Company. Mr. Reisch acknowledged and agreed that the amounts payable under the Reisch Bonus Provisions were voluntarily waived by him in connection with the payment of the Reisch Sale Bonus and agreed to provide a general release of the Company and its affiliates or subsidiaries from claims relating to the Reisch Bonus Provisions and the Reisch Sale Bonus.

The foregoing description of the Reisch Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Reisch Release Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference, and to the Reisch Employment Agreement, which was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the SEC on December 20, 2021.

Item 1.02Termination of a Material Definitive Agreement.

In connection with the closing of the Phoenix Color Sale, on April 13, 2022, the Company repaid in full all outstanding indebtedness and terminated its commitments and obligations under that certain Amended and Restated Financing Agreement, dated as of June 29, 2021 (as amended by that certain First Amendment to Amended and Restated Financing Agreement, dated April 1, 2022, the “PNC Credit Agreement”), by and among the Company, Faneuil, Inc., Phoenix, certain other subsidiary guarantors (collectively, the “Loan Parties”), the lenders party thereto from time to time and PNC Bank, National Association (“PNC”), as administrative agent and collateral agent, subject to certain exceptions. The Company was required to pay certain pre-payment premiums in the amount of $250,000 as a result of the repayment of indebtedness under the PNC Credit Agreement. In connection with the repayment of outstanding indebtedness by the Company, the Loan Parties were automatically and permanently released from all security interests, mortgages, liens and encumbrances under the PNC Credit Agreement, subject to certain exceptions. The material terms of the PNC Credit Agreement are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 1, 2021 and April 1, 2022.

Item 2.01Completion of Acquisition or Disposition of Assets.

On April 13, 2022, the Company completed its previously announced sale of all of the outstanding shares of common stock of Phoenix (the “Phoenix Color Sale”) pursuant to the Stock Purchase Agreement for aggregate consideration of approximately $136.4 million, subject to final working capital and indebtedness adjustments.

The foregoing description of the Stock Purchase Agreement and the Phoenix Color Sale is not complete and is subject to and entirely qualified by reference to the full text of the Original Stock Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 4, 2022, and the SPA Amendment.

The Stock Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Stock Purchase Agreement. They are not intended to provide any other factual information about ALJ, Lakeside, Phoenix or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants set forth in the Stock Purchase Agreement have been made only for the purposes of the Stock Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between such parties instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Stock Purchase Agreement and information regarding the subject matter thereof may change after the date of the Stock Purchase Agreement. Accordingly, investors should read the representations and warranties in the Stock Purchase Agreement not in isolation but only in conjunction with the other information about ALJ or Phoenix that the respective companies include in reports, statements and other filings they make with the SEC.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The PNC Credit Agreement contained provisions pursuant to which the Loan Parties were required to prepay proceeds received upon the disposition of assets. As set forth in Item 1.02 above, and incorporated herein by reference, upon the closing of the Phoenix Color Sale on April 13, 2022, the Loan Parties were required to prepay amounts outstanding under the PNC Credit Agreement from the proceeds received from the Phoenix Color Sale.

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 11, 2022, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Stock Purchase Agreement and the Phoenix Color Sale.

As of March 16, 2022, the record date for the Special Meeting, there were 42,408,830 shares of the Company’s common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 27,985,811 shares of the Company’s common stock, representing approximately 66.0% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s stockholders considered and voted upon the following proposals:

1.

To approve the Phoenix Color Sale, pursuant to the terms and conditions of the Stock Purchase Agreement, to the extent that the Phoenix Color Sale constitutes a sale of substantially all of the assets of the Company under Delaware law (the “Phoenix Color Sale Proposal”);

2.

To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers based on or that otherwise relates to the Phoenix Color Sale as disclosed pursuant to Item 402(t) of Regulation S-K in the Company’s definitive proxy statement filed with the SEC on March 17, 2022 (the “Transaction-Related Compensation Proposal”); and

3.

To approve the adjournment or postponement of the Special Meeting to another date, time or place, if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the Special Meeting in the event that there were insufficient votes at the time of the Special Meeting or any adjournment thereof to approve one or more of the foregoing proposals (the “Adjournment Proposal”).

Each proposal was approved by the requisite vote of the Company’s stockholders. The final voting results are described below. For further information regarding the matters voted upon at the Special Meeting, see the Company’s definitive proxy statement filed with the SEC on March 17, 2022.

Proposal 1:The Phoenix Color Sale Proposal.

Votes Cast “For”		Votes Cast “Against”		Votes Cast for “Abstain”
Number	% of Shares Outstanding	Number	% of Shares Outstanding	Number	% of Shares Outstanding
27,972,009	66.0%	4,162	0.0%	9,640	0.0%

Proposal 2: The Transaction-Related Compensation Proposal.

Votes Cast “For”		Votes Cast “Against”		Votes Cast for “Abstain”
Number	% of Shares Outstanding	Number	% of Shares Outstanding	Number	% of Shares Outstanding
24,307,646	57.3%	3,662,660	8.6%	15,505	0.0%

Proposal 3: The Adjournment Proposal.

Votes Cast “For”		Votes Cast “Against”		Votes Cast for “Abstain”
Number	% of Shares Outstanding	Number	% of Shares Outstanding	Number	% of Shares Outstanding
25,154,508	59.3%	2,815,214	6.6%	16,089	0.0%

The Company’s stockholders approved the Adjournment Proposal, but an adjournment was not necessary in light of approval of the Phoenix Color Sale Proposal and the Transaction-Related Compensation Proposal.

Item 7.01Regulation FD Disclosure.

On April 13, 2022, the Company issued a press release announcing the closing of the Phoenix Color Sale, a copy of which is attached as Exhibit 99.1 hereto.

The information under this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(b) The unaudited pro forma consolidated financial information of the Company giving effect to the Phoenix Color Sale, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached as Exhibit 99.2 hereto.

(d) Exhibits.

Exhibit No.	Description
2.1

Stock Purchase Agreement, dated as of February 3, 2022, by and among ALJ Regional Holdings, Inc., Phoenix Color Corp. and LSC Communications Book LLC (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on February 4, 2022)

2.2	Amendment to Stock Purchase Agreement, dated as of April 12, 2022, by and among ALJ Regional Holdings, Inc., Phoenix Color Corp. and LSC Communications Book LLC
10.1	Novation Agreement, dated April 13, 2022, by and among Phoenix Color Corp., ALJ Regional Holdings, Inc. and Marc Reisch
10.2	Sale Bonus Release Agreement, dated April 13, 2022, by and between ALJ Regional Holdings, Inc. and Marc Reisch
99.1	ALJ Regional Holdings, Inc. press release dated April 13, 2022
99.2	Unaudited pro forma condensed consolidated financial information
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101.INS)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

April 14, 2022	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)